FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 1, 2006

Date of Report (Date of earliest event reported)

ILX Resorts Incorporated

Exact name of Registrant as specified in its charter

ARIZONA

(State or other jurisdiction of incorporation)

001-13855	86-0564171
(Commission File Number)	(I.R.S. Employer Identification No.)

2111 E. Highland Avenue, Suite 200, Phoenix, AZ 85016

(Address of principal executive offices)

Registrant's telephone number, including area code 602-957-2777

Item 1.01 Entry into a Material Definitive Agreement

The following salary increases were effective January 1, 2006:

Name	Title	Amount of Increase	Base Annual Salary After Increase
Joseph P. Martori	Chief Executive Officer and Chairman	$75,000	$375,000
Nancy J. Stone	President and Director	$50,000	$320,000
Margaret M. Eardley	Executive Vice President and Chief Financial Officer	$25,000	$185,000
Joseph P. Martori, II	Executive Vice President and Director	$25,000	$150,000

Common stock bonuses in the amounts listed below will be issued under the ILX Resorts Incorporated Stock Bonus Plan (“Plan”) on January 4, 2006.  The Plan was approved by shareholders at the Company’s Annual Meeting and previously filed in an 8-K on June 28, 2005.

Nancy J. Stone	President and Director	7,500
Joseph P. Martori, II	Executive Vice President and Director	4,375
Edward S. Zielinski	Executive Vice President and Director	4,375
Margaret M. Eardley	Executive Vice President and Chief Financial Officer	5,375
Donald D. Denton	Executive Vice President	4,000
Thomas F. Dunlap	Executive Vice President	2,250

Common stock bonuses in the aggregate amount of nine thousand six hundred twenty five (9,625) shares were also granted to non-executive officers and other employees.  The vesting schedule for the issued shares is as follows:

		Full Vesting January 15, 2006	Full Vesting January 15, 2009
Nancy J. Stone	President and Director	500	7,000
Joseph P. Martori, II	Executive Vice President and Director	375	4,000
Edward S. Zielinski	Executive Vice President and Director	375	4,000
Margaret M. Eardley	Executive Vice President and Chief Financial Officer	375	5,000
Donald D. Denton	Executive Vice President	0	4,000
Thomas F. Dunlap	Executive Vice President	250	2,000
Non-executive officers and employees		1,625	8,000
	TOTAL	3,500	34,000

The information contained under this item on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILX Resorts Incorporated

Date: January 3, 2006	/s/ Nancy J. Stone
Nancy J. Stone President